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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
EFC BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
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	(4)	Proposed maximum aggregate value of transaction:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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EFC BANCORP, INC.
1695 Larkin Avenue
Elgin, Illinois 60123
(847) 741-3900

March [21], 2000

Fellow Shareholders:

    You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of EFC Bancorp, Inc. (the "Company"), the holding company for Elgin Financial Savings Bank (the "Bank"), Elgin, Illinois, which will be held on April 25, 2000, at 2:00 p.m., Central Time, at the Ramada Inn of Elgin, 345 West River Road, Elgin, Illinois.

    The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our shareholders may have.

    The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each of the nominees nominated as directors by the Nominating Committee specified under Proposal 1, "FOR" Proposal 2, the approval of the EFC Bancorp, Inc. 2000 Stock Option Plan, and "FOR" Proposal 3, the ratification of the appointment of independent auditors.

    Please sign and return the enclosed proxy promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting.

    On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for your continued interest and support.

                      Sincerely yours,

                      John J. Brittain
                       Chairman of the Board

EFC BANCORP, INC.
1695 Larkin Avenue
Elgin, Illinois 60123

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 25, 2000

    NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders (the "Annual Meeting") of EFC Bancorp, Inc. (the "Company"), the holding company for Elgin Financial Savings Bank (the "Bank"), will be held on April 25, 2000 at 2:00 p.m., Central Time, at the Ramada Inn of Elgin, 345 West River Road, Elgin, Illinois.

    The purpose of the Annual Meeting is to consider and vote upon the following matters:

  1.
  The election of three directors for terms of three years each;

  2.
  The approval of the EFC Bancorp, Inc. 2000 Stock Option Plan;

  3.
  The ratification of the appointment of KPMG LLP as independent auditors of the Company for the year ending December 31, 2000; and

  4.
  Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

    The Board of Directors has established March 10, 2000, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at EFC Bancorp, Inc., 1695 Larkin Avenue, Elgin, Illinois 60123, for a period of 10 days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                      By Order of the Board of Directors

                      Ursula Wilson
                       Corporate Secretary

Elgin, Illinois
March [21], 2000

EFC BANCORP, INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
April 25, 2000

Solicitation and Voting of Proxies

    This Proxy Statement is being furnished to shareholders of EFC Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the Annual Meeting of shareholders (the "Annual Meeting"), to be held on April 25, 2000 at 2:00 p.m. Central Time at the Ramada Inn of Elgin, 345 West River Road, Elgin, Illinois, and at any adjournments thereof. The 1999 Annual Report to Shareholders, including the consolidated financial statements of the Company for the year ended December 31, 1999, accompanies this Proxy Statement which is first being mailed to record holders on or about March [21], 2000.

    Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted "FOR" the election of the nominees for directors nominated by the Nominating Committee of the Board of Directors and named in this Proxy Statement, "FOR" the approval of the EFC Bancorp, Inc. 2000 Stock Option Plan and "FOR" the ratification of the appointment of KPMG LLP as independent auditors of the Company for the year ended December 31, 2000.

    Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

    A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to attend the Annual Meeting and vote personally at the Annual Meeting.

    The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Georgeson Shareholder Communications, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $4,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, Elgin Financial Savings Bank (the "Bank"), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities and Required Vote

    The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below.

    The close of business on March 10, 2000, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was [          ] shares.

    As provided in the Company's Certificate of Incorporation, for voting purposes, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit and are not treated as outstanding for voting purposes. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

    The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

    As to the election of directors (Proposal 1), the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Bylaws, directors are elected by a plurality of the votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

    As to the approval of the EFC Bancorp, Inc. 2000 Stock Option Plan (Proposal 2), by checking the appropriate box, a shareholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item.

    As to the ratification of the appointment of KPMG LLP as independent auditors of the Company (Proposal 3) and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item.

    Under the Company's Bylaws and Delaware law, an affirmative vote of the holders of a majority of the votes cast at the Annual Meeting on Proposals 2 and 3 is required to constitute shareholder approval of each such Proposal. Shares underlying broker non-votes or in excess of the Limit will not be counted as present and entitled to vote or as votes cast and will have no effect on the vote.

    Proxies solicited are to be returned to the Company's transfer agent, LaSalle Bank N.A. ("LaSalle"). The Board of Directors has designated LaSalle to act as inspectors of election and tabulate the votes at the Annual Meeting. LaSalle is not otherwise employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

Security Ownership of Certain Beneficial Owners

    The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports received to date regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Elgin Financial Center, S.B. Employee	599,314	(1)	[ %]
	Stock Ownership Plan ("ESOP")
	1695 Larkin Avenue
	Elgin, Illinois 60123
Common Stock	Elgin Financial Foundation	514,921	(2)	[ %]
	1695 Larkin Avenue
	Elgin, Illinois 60123

(1)
Shares of Common Stock were acquired by the ESOP in the Bank's Conversion. The ESOP Committee administers the ESOP. HSBC Bank, U.S.A. has been appointed as the trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. At March 10, 2000, 79,908 shares had been allocated under the ESOP and 519,406 shares remain unallocated. Under the ESOP, unallocated shares and allocated shares as to which voting instructions are not given by participants are to be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(2)
Elgin Financial Foundation (the "Foundation") was established and funded by the Company in connection with the Bank's Conversion with an amount of the Company's Common Stock equal to 8.0% of the total amount of Common Stock sold in the Conversion. The Foundation is a Delaware non-stock corporation and is dedicated to charitable purposes within the communities in which the Bank operates. The Foundation is governed by a board of directors with nine members, all of whom are directors of the Company and the Bank. Pursuant to the terms of the contribution of Common Stock, all shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by shareholders of the Company.

Interests of Certain Persons In Matters to Be Acted Upon

    Upon obtaining shareholder approval, the Company and the Bank intend to make option grants available to employees and non-employee directors of the Company and the Bank at levels consistent with the Bank's peer financial institutions under the plan being presented for approval in Proposal 2.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1. ELECTION OF DIRECTORS

Pursuant to its Bylaws, the number of directors of the Company is set at nine unless otherwise designated by the Board of Directors. Each of the nine members of the Board of Directors also presently serves as a director of the Bank. Directors are elected for staggered terms of three years each, with a term of office of only one of the three classes expiring each year. Directors serve until their successors are elected and qualified.

    The three nominees nominated by the Nominating Committee of the Board of Directors for election at the Annual Meeting are John J. Brittain, Barrett J. O'Connor and Thomas I. Anderson. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

    In the event that any nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed proxy, if executed and returned, will be voted "FOR" the election of all nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NOMINATED BY THE NOMINATING COMMITTEE NAMED IN THIS PROXY STATEMENT.

Information with Respect to Nominees, Continuing Directors and Certain Executive Officers

    The following table sets forth, as of the Record Date, the names of the nominees nominated by the Nominating Committee, continuing directors and the Named Executive Officers, as defined below, as well as their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Bank, and the year in which their terms (or in the case of nominees, their proposed terms) as director of the Company expire. This table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director, each Named Executive officer and all directors and executive officers as a group as of the Record Date.

Name and Principal Occupation at Present and for the Past Five Years	Age	Director Since(1)	Expiration of Term as Director	Shares of Common Stock Beneficially Owned(2)		Ownership as a Percent of Class(10)
Nominees:
Thomas I. Anderson	63	1986	2003	[ 48,500	(3)(4)]	[*]
Retired President of W.J. Dennis & Company, a packager and distributor of weather stripping and related products.
John J. Brittain	69	1962	2003	[ 80,835	(5)(6)]	[ ]
Director and Chairman of the Boards of
Directors of the Bank and the Company.
Mr. Brittain is a partner in the law firm of
Brittain & Ketcham, P.C., located in Elgin,
Illinois. Brittain & Ketcham, P.C., serves
as the Company's and Bank's legal counsel.

Barrett J. O'Connor	59	1984	2003	[ 85,482	(5)(6)]	[ ]
Director, President and Chief Executive Officer of the Bank and the Company.
Continuing Directors:
James J. Kovac	50	1986	2001	[119,355	(5)(6)]	[ ]
Director, Senior Vice President and Chief Financial Officer of the Company and Executive Vice President, Chief Financial Officer and Treasurer of the Bank.
Vincent C. Norton	66	1974	2001	[ 49,457	(5)(6)]	[*]
Director of the Bank and the Company and Senior Vice President— Loan Originations of the Bank.
Ralph W. Helm, Jr.,	67	1991	2001	[ 64,700	(3)(4)]	[ ]
President of Ralph Helm Inc., a retail seller and servicer of outdoor power equipment.
Leo M. Flanagan, Jr.,	57	1980	2002	[ 56,020	(5)(6)]	[ ]
Director and Vice Chairman of the Boards
of Directors of the Bank and the Company.
Mr. Flanagan is a partner in the law firm
of Brittain & Ketcham, P.C., which serves
as the Company's and the Bank's legal
counsel.
Peter A. Traeger	41	1994	2002	[ 38,500	(3)(4)]	[*]
President and Chief Executive Officer of Artistic Carton Company, a manufacturer of recycled paperboard and folding cartons.
James A. Alpeter	59	1999	2002	[ 6,000	(8)(9)]	[*]
Owner and President of Andrews Packaging Company, a company which distributes industrial packaging products.
Named Executive Officer (Who is Not a Director)
James R. Schneff	48	—	—	[ 42,168	(5)(6)]	[*]
Senior Vice President and Chief Lending Officer of the Bank
All directors and executive officers as a	—	—	—	[711,846	(7) ]	[%]
group (15 persons)

*
Does not exceed 1.0% of the Company's voting securities.
(1)
Includes years of service as a director of the Bank.

(2)
Each person effectively exercises sole (or shares with spouse or other immediate family members) voting or dispositive power as to shares reported.
(3)
Includes 11,200 shares awarded under the Amended and Restated EFC Bancorp, Inc. 1998 Stock-Based Incentive Plan (the "Incentive Plan") that commenced vesting at a rate of 20% per year on October 27, 1999 but which will vest immediately upon death, disability, change in control and, in the discretion of the Board, upon retirement. See "Director's Compensation—Incentive Plan." Each participant presently has voting power as to the shares awarded.
(4)
Includes 4,500 shares that may be acquired through the exercise of stock options granted under the Incentive Plan, within 60 days of March 10, 2000. Excludes 18,000 unexercisable options granted under the Incentive Plan. Shares subject to options granted under the Incentive Plan commenced vesting at a rate of 20% per year on October 27, 1999 but will vest immediately upon death, disability, change in control and, in the discretion of the Board, upon retirement. See "Director's Compensation—Incentive Plan."
(5)
Includes 29,600, 29,600, 32,000, 14,800, 14,800 and 8,800 shares awarded to Messrs. O'Connor, Kovac, Brittain, Norton, Flanagan and Schneff, respectively, under the Incentive Plan that commenced vesting at a rate of 20% per year on October 27, 1999 but which will vest immediately upon death, disability, change in control and, in the discretion of the Board, upon retirement. See "Executive Compensation—Incentive Plan." Each participant presently has voting power as to the shares awarded.
(6)
Includes 20,000, 16,000, 15,000, 6,000, 10,000, and 6,000 shares that may be acquired by Messrs. O'Connor, Kovac, Brittain, Norton, Flanagan and Schneff, respectively, through the exercise of stock options granted under the Incentive Plan, within 60 days of March 10, 2000. Excludes 80,000, 64,000, 60,000, 24,000, 40,000 and 24,000 unexercisable options granted to Messrs. O'Connor, Kovac, Brittain, Norton, Flanagan and Schneff, respectively, under the Incentive Plan. Shares subject to options granted under the Incentive Plan commenced vesting at a rate of 20% per year on October 27, 1999 but will vest immediately upon death, disability, change in control and, in the discretion of the Board, upon retirement. See "Executive Compensation—Incentive Plan."
(7)
Includes a total of 196,400 shares awarded under the Incentive Plan as to which voting may be directed. Excludes a total of 443,000 shares subject to unexercisable options granted under the Incentive Plan.
(8)
Includes 5,000 shares awarded under the Incentive Plan that commenced vesting at a rate of 20% per year on April 20, 2000 but which will vest immediately upon death, disability, change in control and, in the discretion of the Board, upon retirement. See "Director's Compensation—Incentive Plan." Each participant presently has voting power as to the shares awarded.
(9)
Excludes 2,500 unexercisable options granted under the Incentive Plan. Shares subject to options granted under the Incentive Plan commenced vesting at a rate of 20% per year on April 20, 2000, but will vest immediately upon death, disability, change in control and, at the discretion of the Board, upon retirement. See "Director's Compensation—Incentive Plan."
(10)
Percentages with respect to each person or group of persons have been calculated on the basis of ______ shares of the Company's common stock, the number of shares of Company common stock outstanding and entitled to vote on March 10, 2000, plus the number of shares of Company common stock which such person or group of persons has the right to acquire within 60 days after March 10, 2000 by the exercise of stock options.

    In addition, Franklyn H. Schellinger has notified the Company that he would like to nominate himself to stand for election to the Board of Directors.

Meetings of the Board of Directors and Committees of the Board of Directors

    The Board of Directors conducts its business through meetings of the Board and through activities of its committees. The Board of Directors meets at least on a quarterly basis and may have additional meetings as needed. During 1999, the Board of Directors of the Company held 12 regular meetings. All of the directors of the Company attended at least 75% in the aggregate of the total number of the Company's board meetings held and committee meetings on which such directors served during 1999. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

    Audit Committee.  The Audit Committee of the Company consists of Messrs. Anderson, Helm, Traeger and Alpeter. The purpose of the Audit Committee is to review the Company's audit reports and management's actions regarding the implementation of audit findings. This Committee is also responsible for making recommendations to the full Board of Directors regarding the selection of the independent auditor. The committee met 3 times in 1999.

    Compensation Committee.  The Compensation Committee consists of Messrs. Alpeter, Anderson, Helm and Traeger. This Committee is responsible for making recommendations to the full Board of Directors on all matters regarding compensation and fringe benefits. The committee met 3 times in 1999.

    Nominating Committee.  The Company's Nominating Committee for the 2000 Annual Meeting consisted of Messrs. Anderson, Helm and Norton. The Nominating Committee considers and recommends the nominees for director to stand for election at the Company's Annual Meeting of Shareholders. The Company's Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely written notice to the Secretary of the Company. The shareholders' notice of nominations must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act. See "Additional Information—Notice of Business to be Conducted at an Annual Meeting." The Nominating Committee met on January 19, 2000.

Directors' Compensation

    Fee Agreement. All directors of the Bank receive a fee of $2,000 for each regular and special Board meeting which they attend. All outside directors of the Bank receive a fee of $200 to $300 (depending on the committee) for each committee meeting attended, except that no fees are paid for attending a meeting of the Executive, Compensation or CRA Committees. All directors of the Company receive a $5,000 annual retainer, payable semi-annually.

    Incentive Plan.  Under the Incentive Plan maintained by the Company, each member of the Board of Directors of the Company who is not an officer or employee of the Company or the Bank, with the exception of Mr. Alpeter, received non-statutory stock options to purchase 22,500 shares of Common Stock at an exercise price of $11.125, the fair market value of the Common Stock on October 27, 1998, the date the option was granted, and stock awards for 14,000 shares of Common Stock (collectively, "Directors' Awards"). On April 20, 1999, Mr. Alpeter received non-statutory stock options to purchase 2,500 shares of Common Stock at an exercise price of $10.375 per share, the fair market value of the Common Stock on April 20, 1999. Mr. Alpeter also received stock awards for 5,000 shares of Common Stock. The Incentive Plan was approved by shareholders on October 27, 1998. The Directors' Awards initially granted under the Incentive Plan will vest over a five-year period, at a rate of 20% each year commencing on October 27, 1999, the first anniversary of the date of the grant. All Directors' Awards will vest immediately upon death or disability. The Incentive Plan provides for the acceleration of vesting upon a change in control of the Company or the Bank (as defined in the Incentive Plan) and, in the discretion of the Board, upon retirement. All options granted under the plan expire 10 years following the date of grant. When share awards vest and are distributed, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) with respect thereto, plus earnings thereon. No stock awards were made under the Incentive Plan in fiscal 1999.

    Stock Option Plan.  For information regarding options to be granted to directors pursuant to the EFC Bancorp, Inc. 2000 Stock Option Plan, see "Proposal 2. Approval of the EFC Bancorp, Inc. 2000 Stock Option Plan."

    Advisory Directors.  The Bank maintains a Board of Advisory Directors which consists of former Directors of the Bank. Pursuant to the Bank's bylaws, Directors must retire in the year they reach age 70 and any Director who retires because of such age limitation is eligible to be appointed as an Advisory Director. Advisory Directors have no vote and receive meeting fees as determined by resolution of the Directors of the Bank, currently $1,000 for each Board meeting attended.

Executive Compensation

    The report of the compensation committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    Compensation Committee Report on Executive Compensation.  Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's chief executive officer and the other executive officers of the Company. The disclosure requirements for these executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

    Compensation Policies.  The policies and objectives of the Compensation Committee are designed to assist the Company in attracting and retaining qualified executives, to recognize individual contributions toward achieving strategic business initiatives and reward them for their achievement and to closely align the financial interests of the executive officers with those of its shareholders. In furtherance of these objectives, the Company and Bank maintain a compensation program for executive officers which consists of both cash and equity based compensation.

    The Compensation Committee, all of whom are independent board members, determine the compensation for the Chairman of the Board, Chief Executive Officer and Chief Financial Officer, generally based upon a review of their performance during the prior year and competitive data for that position. For compensation of executive officers, other than themselves, the Chief Executive Officer and the Chief Financial Officer make recommendations to the Compensation Committee for the compensation of all executive officers of the Bank. In this process, the officers are evaluated as to their performance during the year and compared to the Bank's performance, thrift industry compensation surveys and comparable positions at other thrift institutions. The Compensation Committee generally follows management's recommendations.

    The compensation package available to executive officers is composed of the following components:

       (i)  Base Salary;
       (ii)  Annual Cash Incentive Awards; and
      (iii)  Long Term Incentive Compensation, including Option and Stock Awards.

    Base Salaries.  The salary levels are intended to be consistent and competitive with the practices of other comparable financial institutions and each executive's level of responsibility. The Compensation Committee utilized the "1999 America's Community Bankers Compensation Survey" in determining the compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by comparable institutions in the $300 million to $500 million and the $500 million to $1 billion asset size in the East North Central Region which includes Illinois, Indiana, Michigan, Ohio and Wisconsin.

    Although the Compensation Committee's recommendations are discretionary and no specific formula is used for decision making, salary increases are aimed at reflecting the overall performance of the Company and the performance of the individual executive officer.

    Annual Cash Incentive Awards.  As discussed under "Base Salaries," cash incentive awards are intended to be consistent with comparative practices of other comparable financial institutions and each executive officer's level of responsibility, as reported in the "1999 America's Community Bankers Compensation Survey." Such awards are based on the Committee's subjective determinations of the executive officer's performance during the year.

    Long Term Incentive Compensation.  The Company maintains the Incentive Plan under which executive officers may receive grants and awards of Common Stock and options to purchase Common Stock of the Company. The Compensation Committee believes that stock ownership is a significant incentive in building shareholder value and aligning the interests of employees with shareholders. On October 27, 1998, as approved by the Company's shareholders on that date, all the executive officers received grants and awards of Common Stock, and options to purchase Common Stock, which have vesting periods of 20% per year beginning October 27, 1999. The exercise price of options granted was the market value of the Common Stock on the date of shareholder approval. The value of this component of compensation increases as the Common Stock of the Company appreciates in value. The specific grants and awards for certain named executive officers are reflected in the Summary Compensation Table.

    Chief Executive Compensation.  The base salary of Barrett J. O'Connor as the Chief Executive Officer for fiscal year 1999 was $173,000. This salary is in line with similar-sized public thrifts in Illinois as reported by the "SNL Executive Compensation Review." The Compensation Committee authorized a 1999 cash incentive award to Barrett J. O'Connor in the amount of 23% of his 1999 base salary.

Compensation Committee
James A. Alpeter
Thomas I. Anderson
Ralph W. Helm, Jr.
Peter A. Traeger

    Stock Performance Graph.  The following graph shows a comparison of shareholder return on the Company's Common Stock based on the market price of Common Stock assuming the reinvestment of dividends, with the cumulative total returns for the companies on the American Stock Exchange Index and the MG Savings & Loan Index for the period beginning on April 6, 1998, the day the Company's Common Stock began trading, through December 31, 1999. The graph was derived from a limited period of time and, as a result, may not be indicative of possible future performance of the Company's Common Stock. The data was supplied by Media General Financial Services, a data service provider for publicly traded financial institutions.

[Stock Performance Graph Appears Here]

Summary

	04/06/98	12/31/98	12/31/99
EFC Bancorp, Inc.	100.00	73.73	70.47
AMEX Market Index	100.00	92.28	115.05
MG Index For Savings and Loans	100.00	82.43	66.26

Notes:

  A.
  The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B.
  The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C.
  If the monthly interval, based on the fiscal year-end is not a trading day, the preceding trading day is used.
  D.
  The index level for all series was set to 100.00 on 04/06/98, the first day of trading for EFC Bancorp, Inc. common stock.

    Summary Compensation Table.  The following table shows, for the years ended December 31, 1999, 1998 and 1997, the cash compensation paid, as well as certain other compensation paid or accrued for that year to the Chief Executive Officer of the Company and the Bank and four other executive officers of the Company and the Bank who earned and/or received salary and bonus in excess of $100,000 in 1999 ("Named Executive Officers").

					Long-Term Compensation
		Annual Compensation(1)
					Awards		Payouts
Name and Principal Positions	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(4)	Securities Underlying Options (#)(5)	LTIP Payouts ($)(4)	All Other Compensation ($)(6)
Barrett J. O'Connor	1999	$206,000	$40,000	—	$—	—	—	$—
President and Chief	1998	200,000	35,000	—	411,625	100,000	—	—
Executive Officer of the	1997	162,500	33,000	—	—	—	—	9,500
Company and the Bank
James J. Kovac	1999	$175,000	$35,000	—	$—	—	—	$—
Senior Vice President and	1998	170,000	40,000	—	411,625	80,000	—	—
Chief Financial Officer of	1997	143,500	35,000	—	—	—	—	9,500
the Company and Executive Vice President, Chief Financial Officer and Treasurer of the Bank
John J. Brittain	1999	$144,000	$30,000		$—	—	—	$—
Chairman of the Board of	1998	141,000	25,000	—	445,000	75,000	—	—
the Company and the Bank	1997	126,000	22,000	—	—	—	—	9,500
Vincent C. Norton	1999	$106,000	$18,500	—	$—	—	—	$—
Senior Vice President—Loan Originations of	1998	105,000	18,000	—	205,813	30,000	—	—
the Bank	1997	96,000	16,000	—	—	—	—	6,600
James R. Schneff	1999	$84,000	$24,000	—	$—	—	—	$—
Senior Vice President—Chief Lending Officer	1998	80,000	24,000	—	122,375	30,000	—	—
	1997	73,500	17,500	—	—	—	—	7,350

(1)
Under Annual Compensation, the column titled "Salary" includes directors' fees and amounts deferred by the Named Executive Officer pursuant to the Bank's 401(k) Plan.
(2)
For 1999 and 1998, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock. For 1997, the Bank had no restricted stock or stock related plans in existence.
(3)
Includes stock awards of 37,000, 37,000, 40,000, 18,500 and 11,000 shares granted to Messrs. O'Connor, Kovac, Brittain, Norton and Schneff, respectively, under the Incentive Plan. The awards will vest in five equal annual installments commencing on October 27, 1999, the first anniversary of the effective date of the award. When shares become vested and are distributed, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) with respect thereto plus earnings thereon. As of December 31, 1999, the market value of the unvested portion of the restricted stock awards granted to Messrs. O'Connor, Kovac, Brittain, Norton and Schneff was $296,000, $296,000, $320,000, $148,000 and $88,000. The dollar amounts set forth in the table represents the market value of the shares awarded on the date of grant.
(4)
For 1999 and 1997, there were no payouts or awards under any long-term incentive plan.
(5)
Includes stock options granted to Messrs. O'Connor, Kovac, Brittain, Norton and Schneff pursuant to the Incentive Plan during 1998.
(6)
Other Compensation includes the Bank's matching contribution under the Bank's 401(k) Plan.

Compensation Arrangements

    Employment Agreements.  The Bank and the Company have entered into employment agreements with Messrs. O'Connor and Kovac (individually, the "Executive") (collectively, the "Employment Agreements") which became effective as of April 3, 1998. The Employment Agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. O'Connor and Kovac.

    The Employment Agreements provide for three-year terms for each Executive. The term of the Employment Agreements are extended on a daily basis unless written notice of non-renewal is given by the Board of Directors or the Executive. The Employment Agreements provide that the Executive's base salary will be reviewed annually. The current base salaries effective for such Employment Agreements for Messrs. O'Connor and Kovac are $183,000 and $152,000, respectively. In addition to base salary, the Employment Agreements provide for, among other things, participation in stock-based compensation programs and other fringe benefits available to executive personnel. The Employment Agreements provide for termination by the Bank or the Company for cause, as described in the Employment Agreements, at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) a reduction in the benefits and perquisites being provided to the Executive in the Employment Agreement; (v) liquidation or dissolution of the Bank or the Company; or (vi) a breach of the Employment Agreement by the Bank or the Company, the Executive or, in the event of death, the Executive's beneficiary, would be entitled to receive an amount generally equal to the remaining base salary and bonus payments that would have been paid to the Executive during the remaining term of the Employment Agreement. In addition, the Executive would receive a payment attributable to the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the Employment Agreements, together with the value of any stock-based incentives awarded to the Executive. The Bank and the Company would also continue and pay for the Executive's life, health, dental and disability coverage for the remaining term of the Employment Agreement. Upon any termination of the Executive, the Executive is subject to a one year non-competition agreement.

    Under the Company Employment Agreements, if involuntary termination or voluntary termination subsequent to a constructive involuntary termination follows a change in control of the Bank or the Company, the Executive or, in the event of the Executive's death, the Executive's beneficiary, would be entitled to a severance payment equal to the greater of: (i) Base Salary and bonuses that would have been paid to the Executive for the remaining terms of the agreement, plus the value of any stock-based incentives awarded to the Executive; or (ii) three times Executive's annual compensation for the most recently completed year. Under the Bank Employment Agreements, if involuntary termination or voluntary termination subsequent to a constructive involuntary termination follows a change in control of the Bank or the Company, the Executive or, in the event of the Executive's death, the Executive's beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement, including the value of any stock-based incentives awarded to the Executive; or (ii) three times the average of the five preceding taxable years' annual compensation. Under the Agreements, "annual compensation" includes all taxable income paid by the employer, including but not limited to, base salary, commissions and bonuses, as well as contributions on the Executive's behalf to any benefit plan. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both the Bank and Company Employment Agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

    Payments to the Executive under the Bank's Employment Agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's Employment Agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Employment Agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under Illinois and Delaware law, respectively. In the event of a change in control of the Bank or the Company, based solely on three times 1999 base salary and bonus as reported in the Summary Compensation Table, and excluding any additional amounts that may be included in "annual compensation" as defined in the Agreements, Messrs. O'Connor and Kovac would receive approximately $639,000 and $531,000, respectively in severance payments, in addition to other cash and noncash benefits available under the Agreements.

    Change in Control Agreements.  The Bank has entered into three-year Change in Control Agreements with Messrs. Brittain, Flanagan and Schneff and three other officers of the Bank, none of whom are covered by employment contracts. The Company has entered into three-year Change in Control Agreements with Messrs. Brittain and Flanagan. The Change in Control Agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors. The Change in Control Agreements provide that in the event that involuntary termination or voluntary termination subsequent to a constructive involuntary termination follows a change in control of the Company or the Bank, the officer would be entitled to receive a severance payment equal to three times the officer's average annual compensation for the five most recent taxable years. The Bank and the Company Change in Control Agreements also provide that the Executive's life, medical and disability insurance shall be continued for thirty-six months following termination. In the event of a change in control of the Company or the Bank, based solely on three times 1999 base salary and bonus as reported in the Summary Compensation Table, and excluding any additional amounts that may be included in "annual compensation" as defined in the Agreements, Messrs. Brittain, Flanagan, Schneff and the three other officers of the Bank would receive approximately, $423,000, $144,000, $327,000 and $871,500, respectively in severance payments, in addition to other cash and noncash benefits available under the Agreements.

    Incentive Plan.  The Company maintains the Incentive Plan, which provides discretionary awards of options to purchase Common Stock, option-related awards and awards of Common Stock (collectively, "Awards") to officers, directors and key employees as determined by a committee of the Board of Directors. Awards of Common Stock to officers, directors and key employees is provided under "Restricted Stock Awards" in the "Summary Compensation Table." No options were granted under the Incentive Plan to the Named Executive Officers in fiscal 1999.

    The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of December 31, 1999. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the Common Stock.

Fiscal Year-End Option/SAR Value

			Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Barrett J. O'Connor	20,000	80,000	$0	$0
James J. Kovac	16,000	64,000	0	0
John J. Brittain	15,000	60,000	0	0
Vincent C. Norton	6,000	24,000	0	0
James R. Schneff	6,000	24,000	0	0

(1)
The options in this table have an exercise price of $11.125. The price of the Common Stock on December 31, 1999 was $10.00. The options are considered "in-the-money" only if the exercise price is less than the market price.

    Management Supplemental Executive Retirement Plan.  The Bank currently maintains a Management Supplemental Executive Retirement Plan ("Management SERP") to provide certain officers and highly compensated employees, designated by the Board of Directors, with additional retirement benefits. The Management SERP benefit is intended to make up benefits lost under the ESOP allocation procedures to participants who retire prior to the complete repayment of the ESOP loan. At the retirement of a participant, the benefits under the SERP are determined by first: (i) projecting the number of shares that would have been allocated to the participant under the ESOP if they had been employed throughout the period of the ESOP loan (measured from the participant's first date of ESOP participation); and (ii) reducing the number determined by (i) above by the number of shares actually allocated to the Participant's account under the ESOP; and second, by multiplying the number of shares that represent the difference between such figures by the average fair market value of the Common Stock over the preceding five years. Benefits under the Management SERP vest in 20% annual increments over a five-year period commencing as of the date of a Participant's participation in the Management SERP. The vested portion of the Management SERP Participant's benefits are payable upon the retirement of the Participant upon or after the attainment of age 65.

    Supplemental Executive Retirement Plan.  The Bank maintains a Supplemental Executive Retirement Plan ("SERP") to provide a select group of employees, designated by the Board of Directors, with additional retirement benefits. The benefits provided under the SERP will make up the benefits lost to SERP participants due to the application of limitations imposed by the Code on compensation and maximum benefits applicable to the Bank's 401(k) Plan and ESOP. Benefits will be provided under the SERP at the same time and in the same manner as the related benefits will be provided under the 401(k) Plan and ESOP.

Transactions With Certain Related Persons

    The Bank offers directors, officers and full-time employees of the Bank who satisfy certain criteria and the general underwriting standards of the Bank, adjustable-rate mortgage loans with interest rates which may be up to 1% below the rates offered to the Bank's other customers, the Employee Mortgage Rate ("EMR"). The EMR is limited to the purchase or refinance of a director's, officer's or employee's owner-occupied primary residence. Loan application fees are waived for all EMR loans. The EMR normally ceases upon termination of employment. Upon termination of the EMR, the interest rate reverts to the contract rate in effect at the time that the loan was originated. All other terms and conditions contained in the original mortgage and note continue to remain in effect. With the exception of EMR loans, the Bank currently makes loans to its executive officers, directors and employees on the same terms and conditions offered to the general public. Loans made by the Bank to its directors and executive officers are made in the ordinary course of business, on substantially the same terms (except for EMR loans), including collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. Set forth below is certain information with respect to various loans made by the Bank to executive officers or directors of the Bank or the Company and their affiliates which in the aggregate exceeded $60,000 at any time since January 1, 1999, plus any additional indebtedness of such persons to the Bank.

Name	Position	Date of Loan	Maturity Date of Loan	Largest Amount Outstanding Since January 1, 1999	Balance as of February 29, 2000	Interest Rate as of February 29, 2000	Type of Loan
Alpeter, James	Director	04/30/99	05/01/29	$288,400	$285,629	5.75%	First mortgage loan
Anderson, Thomas	Director	02/20/98	03/01/13	205,424	—	5.65	First mortgage loan(1)
Brittain, John	Chairman	02/03/98	03/01/03	96,709	68,434	5.75	First mortgage loan(1)
Brittain, John	Chairman	01/13/98	01/13/08	34,400	34,400	8.50	Home equity loan
Brittain and Ketcham	Affiliate	06/15/98	06/15/99	30,000	—	8.75	Commercial line of credit
Brittain Oil Express	Affiliate	01/05/98	01/05/99	47,200	44,273	8.75	Commercial line of credit
Flanagan, Leo	Vice Chairman	03/09/98	04/01/13	153,574	141,085	5.75	First mortgage loan(1)
Flanagan, Leo	Vice Chairman	06/17/94	06/17/99	38,809	38,065	8.50	Home equity loan
Gosse, Jerry	Compliance Off.	03/20/97	03/01/27	136,990	134,658	5.75	First mortgage loan(1)
Gosse, Jerry	Compliance Off.	04/04/97	04/01/02	26,367	25,453	8.50	Home equity loan
Helm, Ralph	Director	10/09/98	10/01/99	300,588	—	7.50	Construction loan
Helm, Ralph	Director	12/16/93	12/01/23	94,940	92,830	7.27	First mortgage loan
Helm, Ralph	Director	02/16/98	04/01/18	219,792	213,480	7.75	First mortgage loan
Helm, Ralph	Director	08/21/99	09/01/29	420,000	415,101	6.25	First mortgage loan(1)
Helm, Ralph	Director	02/27/98	06/01/13	200,250	182,047	6.50	First mortgage loan
Kovac, James	Exec. V.P./Director	01/28/99	02/01/14	55,000	45,718	5.36	First mortgage loan(1)
Kovac, James	Exec. V.P./Director	02/19/99	02/19/19	20,117	16,211	8.50	Home equity loan
Norton, Vincent	Senior Vice Pres./Director	02/02/98	03/01/13	109,623	103,364	5.50	First mortgage loan(1)
O'Connor, Barrett	C.E.O./Director	02/20/98	03/01/13	144,000	143,377	5.50	First mortgage loan(1)
Schneff, James	Senior Vice President	03/23/98	04/01/18	140,000	135,899	8.50	First mortgage loan(1)
Schneff, James	Senior Vice President	02/16/95	02/16/00	24,538	24,449	7.25	Home equity loan
Schneff, James	Senior Vice President	03/07/96	03/01/01	9,939	4,989	9.00	Auto loan
Traeger, Peter	Director	09/30/96	09/01/26	288,095	—	5.50	First mortgage loan(1)
Traeger, Peter	Director	06/10/99	07/01/29	432,000	425,777	5.50	First mortgage loan(1)

(1)
Loan is made with preferential terms.

    John J. Brittain and Leo M. Flanagan, Jr. are partners in the law firm of Brittain & Ketcham, P.C. (the "firm"), which acts as counsel to the Company and the Bank. During 1999, the Company and the Bank made payments to the firm for legal services totaling $27,655.

PROPOSAL 2. APPROVAL OF THE
EFC BANCORP, INC. 2000 STOCK OPTION PLAN

    On February 15, 2000, the Board of Directors of the Company adopted, subject to stockholder approval, the EFC Bancorp, Inc. 2000 Stock Option Plan. It is anticipated that, if approved by shareholders, the Stock Option Plan will supplement the Incentive Plan. To date, stock options covering 749,000 shares of common stock of 749,143 shares of common stock available for stock options have been granted to officers, directors and employees of the Company and its affiliates. As such, the Incentive Plan only has a limited number of shares of common stock remaining for future stock option grants.

    Since the Company's conversion to stock form, the Company's assets have grown significantly. In part, such growth has resulted from the significant increase in the Bank's loan portfolio and deposit base consistent with management's growth strategy. This strategy included the addition of the Bank's sixth full-service facility in October 1999, and the Bank's development of its commercial loan department. To the extent the Company continues to expand and continues to hire additional senior officers in the future, the Company may, on occasion, wish to offer options as part of its compensation package. The Stock Option Plan will provide the Company with the flexibility to do so. The ability to grant stock options in the future to attract people of experience and ability to serve the Company and its affiliates is also critical to sustain the Company's continued growth and success. The granting of stock options advances the interests of the Company and its shareholders by providing employees and non-employee directors upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive in the form of a proprietary interest in the Company to perform in a superior manner.

    Furthermore, the Company's Board of Directors believes that the granting of stock options can be very effective over time and can be an important component of the Company's overall compensation strategy. In order to continue to be able to retain key employees, the Company must have the ability to offer market competitive long-term compensation opportunities. Stock options, because of their upside potential, are a key component in retaining employees. For these reasons, the Company wishes to continue its stock option program. Therefore, the Company is presenting the EFC Bancorp, Inc. 2000 Stock Option Plan for stockholder approval in the form attached hereto as Appendix A.

Summary of the Plan

    Type of Stock Option Grants.  The Stock Option Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and Non-Statutory Stock Options ("NSOs").

    Administration.  The Stock Option Plan will be administered by a Committee appointed by the Company's Board of Directors. Subject to the terms of the Stock Option Plan and resolutions of the Committee, the Committee interprets the Stock Option Plan and is authorized to make all determinations and decisions thereunder. The Committee also determines the participants to whom stock options will be granted, the type and amount of stock options that will be granted and the terms and conditions applicable to such grants.

    Participants.  All employees and outside directors of the Company and its subsidiaries, are eligible to participate in the Stock Option Plan, as well as consultants and advisors to whom the Committee grants eligibility.

    Number of Shares of Common Stock Available.  The Company has reserved 254,256 shares of Common Stock for issuance under the Plan in connection with the exercise of options. Shares of Common Stock reserved under the Stock Option Plan may be either authorized but unissued shares, or reacquired shares held by the Company in its treasury. If authorized but unissued shares are used to satisfy stock option exercises, the number of shares outstanding would increase and would have a dilutive effect on the holdings of existing stockholders. Any shares subject to an option which expires or otherwise terminates unexercised will again be available for issuance under the Stock Option Plan.

    Stock Option Grants.  The exercise price of each ISO or NSO will not be less than the fair market value of the Common Stock on the date the ISO or NSO is granted.

    Under generally accepted accounting principles, compensation expense will generally not be recognized with respect to the award of stock options to employees and directors of the Company and its subsidiaries.

    The exercise price of an option may generally be paid in cash, Common Stock or other property, by the surrender of all or part of the option being exercised, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the purchase price, or by a combination of these methods, as and to the extent permitted by the Committee.

    Under the Plan, the Committee may permit participants to transfer NSOs to eligible transferees (as such eligibility is determined by the Committee). Each option may be exercised during the holder's lifetime, only by the holder or the holder's guardian or legal representative, and after death only by the holder's beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Committee determines or as may be specified in the Stock Option Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Committee or specified in the Stock Option Plan. However, no option may be exercised after the tenth anniversary of the date the option was granted. The Committee may, at any time and without additional consideration, accelerate the date on which an option becomes exercisable.

    Effect of a Change in Control.  In the event of a change in control (as defined in the Stock Option Plan) of the Company or the Bank, each outstanding stock option grant will immediately become fully vested and exercisable for the remaining term of the option.

    Term of the Plan.  The Stock Option Plan will be effective on April 25, 2000, but only if the Stock Option Plan is approved by the shareholders of the Company on that date. The Stock Option Plan will expire, with respect to the ability to grant options, on the tenth anniversary of the effective date, unless terminated sooner by the Board.

    Amendment of the Plan.  The Stock Option Plan allows the Board to amend the Plan without stockholder approval, unless such approval is required to comply with a tax law or regulatory requirement.

    Certain Federal Income Tax Consequences.  The following brief description of the tax consequences of stock option grants under the Stock Option Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

    There are no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or an NSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to any deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is includable in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods mentioned above, the

Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

    On exercise of an NSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly withholds taxes in respect of the exercise. The disposition of shares acquired upon the exercise of a NSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

New Plan Benefits

    The Company anticipates that option grants will primarily be made to employees and non-employee directors on or after the effective date of the Stock Option Plan, as the Committee deems appropriate. However, as of the date of this proxy statement, no specific determinations have been made regarding any future grants under the Plan at this time.

    Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" the approval of the EFC Bancorp, Inc. 2000 Stock Option Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE EFC BANCORP, INC. 2000 STOCK OPTION PLAN.

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT AUDITORS

    The Company's independent auditors for the year ended December 31, 1999 were KPMG LLP. The Company's Board of Directors has reappointed KPMG LLP to continue as independent auditors for the Bank and the Company for the fiscal year ending December 31, 2000, subject to ratification of such appointment by the shareholders.

    Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

    Unless marked to the contrary, the shares represented by the enclosed proxy will be voted "FOR" ratification of the appointment of KPMG LLP as the independent auditors of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

ADDITIONAL INFORMATION

Shareholder Proposals

    To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders not later than [November 22], 2000. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

    The Bylaws of the Company set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a Annual Meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an Annual Meeting. The shareholder must give written advance notice to the Secretary of the Company not less than 90 days before the date originally fixed for such meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to shareholders of the Annual Meeting date was mailed or such public disclosure was made. In order for the notice of a stockholder proposal for consideration at the Company's 2001 Annual Meeting of Stockholders to be timely, the Company would have to receive such notice no later than January 26, 2001, assuming the 2001 annual meeting is held on April 25, 2001 and that the Company provides at least 100 days notice or public disclosure of the date of the meeting. The advance notice by shareholders must include the shareholder's name and address as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

    The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

    Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

    A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD UPON WRITTEN REQUEST TO JERRY L. GOSSE, EFC BANCORP, INC., 1695 LARKIN AVENUE, ELGIN, ILLINOIS 60123.

                      By Order of the Board of Directors

                      Ursula Wilson
                       Corporate Secretary

Elgin, Illinois
March [21], 2000

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABLE PROXY
EFC BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
April 25, 2000
2:00 p.m. Central Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints the official proxy committee of the Board of Directors of EFC Bancorp, Inc. (the "Company"), each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on April 25, 2000, at 2:00 p.m. Central Time, at the Ramada Inn of Elgin, 345 West River Road, Elgin, Illinois and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

  1.
  The election as directors of all nominees listed (except as marked to the contrary below).

                               FOR                                     VOTE WITHHELD                                    FOR ALL EXCEPT

                            / /                                                 / /                                                  / /

                              John J. Brittain                         Barrett J. O'Connor                        Thomas I. Anderson

    INSTRUCTION: To withhold your vote for any individual nominee, mark
    "For All Except" and write that nominee's name on the line provided below.

  2.
  The approval of the EFC Bancorp, Inc. 2000 Stock Option Plan.

                                       FOR                                     AGAINST                            ABSTAIN

                                      / /                                         / /                                     / /

  3.
  The ratification of KPMG LLP as independent auditors of EFC Bancorp, Inc. for the year ending December 31, 2000.

                                       FOR                                     AGAINST                             ABSTAIN

                                      / /                                         / /                                     / /

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

    This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time the Board of Directors knows of no other business to be presented at the Annual Meeting.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Date ______________________       ____________________________________
                                                                           Signature of Shareholder

Date ______________________       ____________________________________
                                                                           Signature of Shareholder

    The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and of a Proxy Statement dated March [21], 2000.

QuickLinks

[Stock Performance Graph Appears Here]
Summary
Fiscal Year-End Option/SAR Value
PROPOSAL 2. APPROVAL OF THE EFC BANCORP, INC. 2000 STOCK OPTION PLAN
PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
ADDITIONAL INFORMATION